FOR IMMEDIATE RELEASE

 Revlon Announces Completion of Private Placement of Additional 9 1/2% Senior
                                Notes due 2011

NEW YORK, August 16, 2005 - Revlon, Inc. (NYSE: REV) today announced that its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), has completed its previously-announced private placement of $80 million principal amount of additional 9 1/2% Senior Notes due 2011 (the "Notes"), which priced at 95.25% of par. The Notes constitute a further issuance of, are the same series as, and will vote on any matters submitted to noteholders with, the $310 million principal amount of 9 1/2% Senior Notes due 2011 previously issued by RCPC under an indenture dated as of March 16, 2005.

                  The net proceeds from the private placement are expected to be used (i) to help fund the Company's previously-announced strategic growth initiatives and for general corporate purposes, and (ii) to pay fees and expenses incurred in connection with this private placement.

                  The private placement was conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States in accordance with Regulation S under the Securities Act. The issuance of the Notes was not registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Revlon
Revlon Consumer Products Corporation is a wholly-owned subsidiary of Revlon, Inc., a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to become the world's most dynamic leader in global beauty and skin care. Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Forward-Looking Statements
Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc. and RCPC (together, the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including RCPC's plans to use the proceeds from the private placement to help fund its strategic growth initiatives, for general corporate purposes and to pay fees and expenses incurred in connection with the private placement of the Notes. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, 2005 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2005 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the inability of RCPC to use the proceeds from the private placement to help fund its strategic growth initiatives, for general corporate purposes and/or to pay fees and expenses incurred in connection with the private placement of the Notes.

Investor Relations Contact:                             Media Contact:
Maria A. Sceppaguercio                                  Scott Behles
(212) 527-5230                                          (212) 527-4718